                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
    6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                   Central European Distribution Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:
       ______________________________________________________________________
    2) Aggregate number of securities to which transaction applies:
       ______________________________________________________________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
       ______________________________________________________________________
    4) Proposed maximum aggregate value of transaction:
       ______________________________________________________________________
    5) Total fee paid:
       ______________________________________________________________________
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount previously paid:
       ______________________________________________________________________
    2) Form, Schedule or Registration Statement No.:
       ______________________________________________________________________
    3) Filing Party:
       ______________________________________________________________________
    4) Date Filed:
       ______________________________________________________________________

                                  [LOGO] CEDC

                                Central European
                            Distribution Corporation


                                                                   April 1, 2002

Dear Stockholder:

     On behalf of the Board of Directors of Central European Distribution Corporation ("the Company"), it is my pleasure to invite you to the 2002 Annual Meeting of Stockholders (the "Annual Meeting"). The Annual Meeting will be held on Monday, April 29, 2002 at 10:00 a.m., local time, at the offices of Brean Murray & Co. Inc, 570 Lexington Avenue, 11/th/ floor, New York, New York.

     The Annual Meeting has been called for the following purposes: (1) to elect six directors to serve on the Board of Directors, each for a one-year term; (2) to approve the Executive Bonus Plan, (3) to ratify the Board of Directors' appointment of Ernst & Young Audit Sp. z o.o. as the Company's independent public auditors for the 2002 fiscal year; and (4) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof, all as more fully described in the accompanying Proxy Statement. Management will also review 2001 results and respond to stockholder questions.

     The Board of Directors has approved the matters being submitted by the Company for stockholder approval at the Annual Meeting and recommends that stockholders vote "FOR" such proposals. It is important that your views be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, sign and date the enclosed Proxy Card and promptly return it in the prepaid envelope.

                                             Sincerely,

                                             /s/ William V. Carey

                                             William V. Carey
                                             Chairman, President and Chief
                                             Executive Officer

                                CENTRAL EUROPEAN
                            Distribution Corporation
                   1343 Main Street, Sarasota, Florida 34236
                                 (941) 330-1558

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 29, 2002

     NOTICE IS HEREBY GIVEN that the 2002 annual meeting of stockholders (the "Annual Meeting") of Central European Distribution Corporation, a Delaware corporation (the "Company"), will be held on Monday, April 29, 2002 at 10:00 a.m., local time, at the offices of Brean Murray & Co. Inc, 570 Lexington Avenue, 11/th/ floor, New York, New York, for the purpose of considering and voting upon the following matters:

  To elect six (6) directors to serve on the Board of Directors, each for a one-year term and until their respective successors are elected;

  To approve a new benefit plan for senior officers called the Executive Bonus
       Plan;

  To ratify the Board of Directors' appointment of Ernst & Young Audit Sp. z o.o. as the Company's independent public auditors for the 2002 fiscal year; and

  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

     Pursuant to the Company's Bylaws, the Board of Directors has fixed March 8, 2002 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at all adjournments thereof. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of all stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten (10) days before the Annual Meeting at the offices of the Company located at 1343 Main Street, Sarasota, Florida 34236.

                                    By Order of the Board of Directors

                                    /s/ James Archbold

                                    James Archbold
                                    Secretary
Sarasota, Florida
April 1, 2002

     Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage prepaid envelope. If you sign and return your proxy card without specifying a choice, your shares will be voted in accordance with the recommendations of the Board of Directors. You may, if you wish, revoke your proxy at any time prior to the time it is voted by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

                                Central European
                            DISTRIBUTION CORPORATION
                   1343 Main Street, Sarasota, Florida 34236
                                 (941) 330-1558


                            _______________________

                                PROXY STATEMENT
                      2002 ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 29, 2002

                            _______________________

                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

     This Proxy Statement and the accompanying Proxy Card are furnished to stockholders of Central European Distribution Corporation, (the "Company") in connection with the solicitation by the Company's Board of Directors (the "Board of Directors" or the "Board") of proxies to be used at the 2002 annual meeting of stockholders (the "Annual Meeting"), to be held on Monday, April 29, 2002, at 10:00 a.m., local time, at the offices of Brean Murray & Co. Inc, 570 Lexington Avenue, 11/th/ floor, New York, New York and at any adjournments thereof.

     This Proxy Statement, the Notice of Annual Meeting of Stockholders, the Proxy Card and the Company's Annual Report to Stockholders were first mailed to stockholders on or about April 1, 2002.


                            About the Annual Meeting

What is the purpose of the Annual Meeting?

     At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, the approval of a new benefit plan for senior officers and the ratification of the Company's independent auditors. In addition, the Company's management will report on the performance of the Company during 2001 and respond to appropriate questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, March 8, 2002, are entitled to receive notice of the annual meeting and to vote the shares of common shares that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring appropriate documentation from your broker or nominee to vote personally at the meeting.

What constitutes a quorum?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date, 4,490,901 shares of common stock of the Company were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. A "broker non-vote" occurs when a broker or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

How do I vote?

     If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" stockholders who wish to vote at the meeting will need to obtain and vote a proxy from the institution that holds their shares. The Company has made proxy statements, proxies and annual reports available to the nominee institutions for delivery to "street name" stockholders.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the secretary of the Company either a notice of revocation or a duly executed proxy, bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board's recommendations?

     Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth together with the description of each item in this proxy statement. The Board recommends a vote:

     . for election of the nominated slate of six directors (see page 4),

     . for approval of the Executive Bonus Plan (see pages 19-21), and

     . for ratification of the appointment of Ernst and Young Audit Sp. z o.o. as the Company's independent auditors (see page 21).

     With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

     Election of Directors. The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors. The Certificate of Incorporation does not provide for cumulative voting in the election of directors.

     Approval of Executive Bonus Plan. Assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. Abstentions will not be voted for this proposal. Accordingly, abstentions will have the same legal effect as a negative note. Broker non-votes will not be counted as a vote cast.

     Ratification of Independent Auditors and Other Items. For the ratification of the Company's independent auditors and any other item voted upon at the Annual Meeting, assuming that a quorum is present, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. Abstentions will not be voted for any such matter. Accordingly, abstentions will have the same legal effect as a negative vote. Broker non-votes will not be counted as a vote cast.

Who will bear the costs of soliciting proxies for the Annual Meeting?

     The cost of soliciting proxies for the Annual Meeting will be borne by the Company. For example, we have retained ADP Investor Communications Services to solicit proxies by use of the mails on the Company's behalf for a fee of approximately $3000. In addition to the use of the mails, proxies may be solicited personally or by telephone, by officers and employees of the Company who will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at the expense of the Company by brokers, nominees, custodians, and other similar parties.


                             ELECTION OF DIRECTORS
                                  (Proposal 1)

     The entire Board of Directors currently consists of seven members. At the Annual Meeting, six directors will be elected, each to serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified or until such director's earlier death, resignation or removal. The following persons have been nominated for election as directors of the Company at the Annual Meeting: William V. Carey, James T. Grossmann, Tony Housh, Jan W. Laskowski, Jeffrey K. Peterson and Joe M. Richardson. As a result of the resignation of one of our directors in January 2002, one seat on the Board of Directors currently is vacant. Proxies cannot be voted for a greater number of persons than the nominees named in the proxy. The Board intends to reduce the number of directors constituting the entire Board of Directors from seven to six at the Annual Meeting.

     Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of Messrs. Carey, Grossmann, Housh, Laskowski, Peterson and Richardson. The Board of Directors believes that such nominees will stand for election and will serve if elected as directors. However, if any person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the persons named in the accompanying proxy shall determine in accordance with their best judgment. Pursuant to the Bylaws, directors are elected by plurality vote. The Certificate of Incorporation does not provide for cumulative voting in the election of Directors.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ITS NOMINEES FOR
                                   DIRECTORS.

Information as to Nominees for Directors



Name                                       Age  Position(s)
----                                       ---  -----------
     William V. Carey ...................   37  Chairman, President and Chief Executive Officer
     Jeffrey K. Peterson.................   51  Vice Chairman
     James T. Grossmann .................   61  Director
     Tony Housh..........................   35  Director
     Jan W. Laskowski....................   45  Director
     Joe M. Richardson...................   49  Director

  Directors and executive officers of the Company are elected to serve until they resign or are removed, or until their successors are elected. All directors of the Company are elected annually at the Annual Meeting of stockholders. Executive officers of the Company generally are appointed at the board's first meeting after each annual meeting of stockholders.

  William V. Carey has served as Chairman, President and Chief Executive Officer of the Company since its inception. Mr. Carey began working for the Company's wholly owned Polish subsidiary, Carey Agri International Poland Sp. z o.o. ("Carey Agri") in 1990, and in 1993, Mr. Carey instituted and supervised the direct delivery system for Carey Agri's nationwide expansion. Mr. Carey, a 1987 graduate of the University of Florida, played briefly on the professional golf circuit before joining the Company. Mr. Carey is a member of the American Chamber of Commerce in Poland.

  Jeffrey K. Peterson has served as Vice Chairman, Executive Vice President and a Director of the Company since its inception. Mr. Peterson's term as Executive Vice President expired as of December 31, 2001. Mr. Peterson was a co-founder of Carey Agri in 1990, and is a member of the management board of that entity. Prior thereto, Mr. Peterson contracted with African, Middle Eastern, South American and Asian governments and companies for the supply of American agricultural exports and selected agribusiness products, such as livestock, feed supplements and veterinary supplies. Mr. Peterson has worked with international banks and United States government entities to facilitate support for exports from the United States. Mr. Peterson is also currently a member of the Board of Directors for Drugmax. Drugmax is a pharmaceutical distribution company.

  James T. Grossmann, a retired United States Foreign Service officer, has served as a Director of the Company since its inception. With the United States Agency for International Development (''U.S.A.I.D.''), during the years 1977 to 1996, Mr. Grossmann served in emerging markets in Central Europe, Central America, Africa and Asia with a concentration on developing private sector trading and investment through United States government-sponsored aid programs. Immediately prior to his retirement in 1996, he managed a $300 million mass privatization and capital markets development program that assisted 14 former state-controlled countries in Central Europe transition to market economies.

  Tony Housh has served as a director of CEDC since May 2000. Mr. Housh is currently a principal at the investment and regulatory affairs advisory firm of Central Europe Access LLC. Mr. Housh was the Executive Director of the American Chamber of Commerce in Poland where he obtained an in-depth knowledge of the Polish regulatory framework. Mr. Housh came to Poland with the US Department of the Treasury as a banking and tax analyst seconded to the Polish Ministry of Finance where he served from 1994 to 1996. Mr. Housh has extensive experience throughout the region as a business and regulatory advisor, has board memberships with various multinational organizations, such as the Fulbright Commission and the American Chamber of Commerce in Poland, and is a Salzburg Seminar fellow.

  Jan W. Laskowski has served as a director of the Company since its inception. Mr. Laskowski has lived and worked in Poland since 1991 where since 1999 he has a Consultancy and Investment Banking practice. He was the Vice President and member of the management board of American Bank in Poland (''Amerbank'') until February 1999, a position he had held since 1996, where he was responsible for business development. Before joining Amerbank in 1991, Mr. Laskowski worked in London for Bank Liechtenstein (UK) Ltd from 1989 to 1991. He began his career with Credit Suisse, also in London, where he worked for 11 years.

  Joe M. Richardson has served as a director of the Company since its inception. From October 1994 until January 2002, Mr. Richardson had served as the Director of Sales and Marketing Europe of Sutter Home Winery Inc., where he was responsible for developing and managing the importation, distribution and sales of Sutter Home Wines within Europe. From October 1993 until October 1994, Mr. Richardson assisted Carey Agri in marketing development. Prior thereto, Mr. Richardson had 19 years experience in the wine industry.

   Each of the two representatives in the Company's initial public offering has the right, through July 31, 2003, to designate one person for election to the Board of Directors. Neither representative has designated a board member. In the event that one or both of the representatives elects not to exercise this right, then a person may be designated by each of the representatives to attend all meetings of the Board of Directors for such period of time. Such person will be entitled to receive all notices and other correspondence as if such person was a member of the Board of Directors and to be reimbursed for out-of-pocket expenses incurred in connection with attendance of meetings of the Board of Directors.

   Brean Murray and Co., Inc., one of the representatives, has not designated a person as a member of the Board of Directors of the Company or to attend meetings of the Board. The other representative, Fine Equities Inc., designated Scott Fine to serve as a member of the Board. He was elected on November 19, 2001 and resigned on January 10, 2002.


 The Board and Its Committees

     The Board held five meetings in 2001, in addition to acting by unanimous written consent twice. Each Director attended at least 75 percent of all meetings of the Board and committees of the Board to which he was assigned that were held during the portion of fiscal year 2001 as to which such director was a member of the Board or applicable committee.

     The Board has two standing committees, an audit committee and a compensation committee. The Company does not have a separate nominating committee for recommending to stockholders candidates for positions on the Board.

  Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate SEC filings, in whole or in part, the following Report of the Audit Committee, the Compensation Committee Report and the Comparative Stock Prices Graph shall not be incorporated by reference into any such filings.

Report of the Audit Committee of the Board of Directors
-------------------------------------------------------

     The Audit Committee oversees management's fulfillment of its financial reporting and disclosure responsibilities and its maintenance of appropriate internal control system. It also recommends the appointment of the Company's independent public accountants and oversees the activities of the Company's internal audit function. All members of the Audit Committee are non-employee directors. The Committee's responsibilities also include reviewing (i) the scope and findings of the annual audit, (ii) accounting policies and procedures and the Company's financial reporting and
(iii) the internal controls employed by the Company.

     To insure independence, the Audit Committee also meets separately with the Company's independent public accountants, internal auditor and other members of management.

     The Audit Committee has a charter that specifies its responsibilities and the Committee believes it fulfills its charter. The Board of Directors, upon the recommendation of the Audit Committee, approved a charter in response to the Audit Committee requirements adopted by the Securities and Exchange Commission in December 1999.

     The Audit Committee met with the Company's independent public accountants five times during 2001. These meetings were separate from full Board meetings and the Committee discussed matters required to be discussed by SAS 61. The Audit Committee members are Tony Housh, Jan Laskowski and Joe Richardson. The current members of the Audit Committee meet the independence and experience requirements set forth in Rule 4200(a) (15) of the listing standards of the National Association of Securities Dealers, Inc. The Audit Committee has received the written disclosures and the letter from the independent public auditors required by Independence Standards Board Standard No 1. Based on its review and discussion with the Independent public auditors, the Committee has recommended to the Board that the audited financial statements be included in the Company's annual report on Form 10-K. (See Security Ownership of Principal Stockholders and Management).

  Audit Fees

  For the fiscal year ended December 31, 2001, the aggregate fees for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and the reviews of the financial statements included in the Company's Forms 10-Q for the fiscal year
ended December 31, 2001 were $104,000.   For the fiscal year ended December 31,
2001, no fees were paid to Ernst & Young Audit Sp. z o.o. other than for audit services.

 Financial Information Systems Design and Implementation Fees

     For the fiscal year ended December 31, 2001, the Company did not incur any charges or pay any fees related to any financial information systems design and implementation services provided by Ernst & Young Audit Sp. z o.o.


Respectfully submitted,

AUDIT COMMITTEE


Tony Housh
Jan Laskowski
Joe Richardson

The Compensation Committee
--------------------------

     The Compensation Committee, which held two meetings during 2001, consists of Joe Richardson and Jan Laskowski. The Committee's responsibilities include
(i) making recommendations to the Board on salaries, bonuses and other forms of compensation for the Company's officers and other key management and executive employees, (ii) administering the 1997 Stock Incentive Plan (the "Plan") and
(iii) reviewing management recommendations for grants of stock options and any proposed plans or practices of the Company relating to compensation of its employees and directors. During 2001, the Company implemented a Key Management Incentive Bonus designed to reward the Company's executives for meeting financial targets based on projected year end results. See "Compensation Plans-Bonus Plan"

  Compensation Committee Report


     The Compensation Committee of the Board of Directors has prepared the following report on the Company's policies with respect to the compensation of executive officers for 2001.

     The Board of Directors appointed the Compensation Committee in November 1997. Since that time, decisions on compensation of the Company's executive officers have been made by the full Board of Directors or by the Compensation Committee. No member of the Compensation Committee is an employee of the Company. Prior to July 1997, there were no Board committees.

  Compensation Policies Toward Executive Officers

     The following criteria are being used to evaluate compensation policies toward executive officers.

     The compensation policies of the Company are designed to (i) attract, motivate and retain experienced and qualified executives, (ii) increase the overall performance of the Company, (iii) increase stockholder value, and (iv) increase the performance of individual executives. The Compensation Committee seeks to provide competitive salaries based upon individual performance together with annual cash bonuses awarded based on the Company's overall performance relative to corporate objectives, taking into account individual contributions, teamwork and performance levels. The Compensation Committee believes that the level of base salaries plus bonuses of executives should generally be managed to compete in the Central European geographical area with other public and private companies. In addition, it is the policy of the Company to grant stock options to executives upon their commencement of employment with the Company and annually thereafter in order to strengthen the alliance of interest between such executives and the Company's stockholders and to give executives the opportunity to reach the top compensation levels of the competitive market depending on the Company's performance (as reflected in the market price of the common stock).

     The following describes in more specific terms the elements of compensation that implement the Compensation Committee's compensation policies, with specific reference to compensation reported for 2001:

     Base Salaries. Base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual, and the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at peer public and private companies in the Company's Central European geographic region. Base salaries for executive officers are reviewed annually based upon, among other things, individual performance and responsibilities.

     Annual salary adjustments are recommended by the Chief Executive Officer by evaluating the performance of each executive officer after considering new responsibilities and the previous year's performance. Individual performance ratings take into account such factors as achievement of specific goals that are driven by the Company's strategic plan and attainment of specific individual objectives. The factors impacting base salary levels are not assigned specific weights but are subject to adjustments by the Compensation Committee and the Board.

     Bonuses. The Company has traditionally paid annual bonuses to its executive officers based on both corporate and individual performance, as measured by reference to factors which reflect objective performance criteria over which management generally has the ability to exert some degree of control. This policy was formalized in 2001 with the adoption of the Company's Executive Bonus Plan (the "Bonus Plan"), which is being presented to the shareholders for their approval. If adopted by the shareholders, bonuses in cash and in stock options will be paid to the Company's three most senior executive officers based on how well the Company's performs in comparison to annual performance targets established by the Board. The Board believes that the Bonus Plan targets and properly motivates the three individuals who are most capable to affecting Company performance See "Approval of Executive Bonus Plan." If the Bonus Plan is not adopted, the Board intends to approve the payment of the cash element of the Bonus Plan for which shareholder approval is not needed and to continue its past practice of granting the number of options to senior officers as well as other employees that it believes appropriate given the annual financial results of the Company, the purposes of the Plan and the best interests of the Company and its shareholders.

     Stock Options. A third component of executive officers' compensation is the 1997 Plan pursuant to which the Company grants executive officers and other key employees' options to purchase shares of common stock.

     The Compensation Committee or the full Board of Directors grants stock options to the Company's executives in order to align their interests with the interests of the stockholders. Stock options are considered by the Compensation Committee to be an effective long-term incentive because the executives' gains are linked to increases in the stock value, which in turn provides stockholder gains. The Compensation Committee generally grants options to new executive officers and other key employees upon their commencement of employment with the Company and annually thereafter. The options generally are granted at an exercise price equal to the market price of the Common Stock at the date of the grant. Options granted to executive officers typically vest over a period of one to five years following the date of grant. The maximum option term is ten years. The full benefit of the options is realized upon appreciation of the stock price in future periods, thus providing an incentive to create value for the Company's stockholders through appreciation of stock price. Management of the Company believes that stock options have been helpful in attracting and retaining skilled executive personnel.

     Stock option grants made to newly hired executive officers and other employees in 2001 reflect the significant individual contributions they are expected to make to the Company's operations and implementation of the Company's development and growth programs. During 2001, the Company granted stock options covering a total of 58,000, not including 14,500 options automatically granted to Board members.

     The executive compensation policy described above is applied in setting Mr. Carey's compensation. Mr. Carey generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, his compensation also consists of an annual base salary, a potential annual cash bonus and long-term equity-linked compensation in the form of stock options. The Compensation Committee's general approach in establishing Mr. Carey's compensation is to be competitive with peer companies, but to have a large percentage of his target based upon objective performance criteria and targets established in our strategic plan.

     Mr. Carey's compensation for the year ended December 31, 2001, included $192,175 in base salary. Mr. Carey received a bonus in the amount of $65,410 for 2001, as calculated under the Bonus

Plan. Additionally, he was awarded options for 10,000 shares. Mr. Carey's salary was based on, among other factors, the Company's performance and the 2000 compensation of chief executive officers of comparable companies, although his compensation was not linked to any particular group of these companies.

Respectfully submitted,

Compensation Committee

Jan Laskowski
Joe Richardson


  Compensation Committee Interlocks and Insider Participation

     Joe Richardson was a Director for Sutter Homes Wines Europe, which supplies wine to the Company. See, "Certain Transactions".

  Director Compensation

     Each director receives board fees of $1,000 per quarter. In addition, Mr. William V. Carey as Chairman and Mr. Jeffrey Peterson as Vice Chairman are
entitled to receive $10,000 and $5,000 respectively per annum.   Members of the
Board of Directors have received grants of stock options under the Plan described below. The Company reimburses directors for out-of-pocket travel expenditures relating to their service on the Board of Directors.


EXECUTIVE OFFICERS

     The names, ages, current positions held and date from which the current position was held of all executive officers of the Company as of April 1, 2002 are set forth below.

      Name                    Age    Position(s)                                 Position Since
      ----                    ---    -----------                                 --------------
      William V. Carey         37    Chairman, President and                          1997
                                     Chief Executive Officer
      Evangelos Evangelou      34    Chief Operating Officer                          1998
      Neil Crook               39    Vice President and Chief Financial Officer       2000
      James Archbold           41    Vice President, Secretary and                    2002
                                     Director of Investor Relations

     The following sets forth the business experience, principal occupations and employment of each of the executive officers who do not serve on the Board.

  Neil Crook joined the Company in February 2000 as Vice President and Chief Financial Officer. From April 1996 to January 2000, he held the position of Financial Controller in Xerox Polska Ltd, the autonomous subsidiary of Xerox (Europe) Ltd in Poland. Prior thereto, he worked with Continental Can Polska where he oversaw the financial operation of the construction of an aluminum can manufacturing plant. Mr. Crook has six years experience in Poland and is a United Kingdom registered F.C.M.A

  Evangelos Evangelou joined the Company in September 1998. From October 1993 until July 1998, Mr. Evangelou was both Assistant Manager and General Manager of Louis Poland Sp. z o.o. where he was responsible for the day-to-day operations of all food and beverage outlets within Warsaw

International Airport. Prior to coming to Poland for Louis, Mr. Evangelou was in food and beverage management in the United Kingdom.

  James Archbold joined the Company in January 2002 as Vice President and Director of Investor Relations. From August 1996 through January 1998, he held the position of National Sales Director for Domestic brands for Carey Agri. Previous to joining the Company, he worked in Poland for AIG/Lincoln, a real estate development company as Director of Marketing and Leasing. Prior to coming to Poland in 1995, he worked in the retail brokerage industry in New York for five years, where he last worked for Paine Webber. Mr. Archbold holds a MA degree from Columbia University in Applied Linguistics.


   Executive Compensation

   The following table shows, for the periods indicated, compensation awarded or paid by the Company to its executive officers whose compensation exceeded $100,000 during the periods indicated.


                           SUMMARY COMPENSATION TABLE

                                                                                                                Long-Term
                                                                                                           Compensation Awards
                                                                             Annual                       ----------------------
                                                                          Compensation                    Securities Underlying
                                                        --------------------------------------------      ---------------------
       Name and Principal Position           Year           Salary           Bonus          Other(1)          Options/SARs(#)
       ---------------------------           ----           ------           -----          --------          ---------------
        Named Executive Officers as of
        December 31, 2001
        William V. Carey...............       1999            $148,333            --         $35,000                        --
         Chairman, President and Chief        2000            $165,000            --         $35,000                        --
          Executive Officer                   2001            $192,175       $65,410         $46,250                    10,000

        Neil Crook.....................       2001(2)         $114,000       $32,705              --                     5,000
         Vice President, Chief
          Financial Officer

(1) Mr. Carey had housing and miscellaneous expenses valued at $35,000 in 1999 and 2000 and $55,000 in 2001.
(2)  Mr. Crook's annual compensation only exceeded $100,000 in 2001.

     Employment Agreements. Mr. Carey extended his employment contract with the Company, which commenced on July 31, 1998, for another 3 year period ending July 29, 2004. Mr. Carey serves as the chief executive officer of the Company and Carey Agri. He is paid an annual base salary at the rate of $204,000 per year, $88,000 payable by the Polish subsidiaries and $116,000 by the Company. Mr. Carey's base salary is to be reviewed no less frequently than annually. Mr. Carey is entitled to be paid $55,000 annually as special benefits to help cover the cost of housing, school fees, home leave and club memberships. Mr. Carey participates in benefit plans and fringe benefits available also to all other senior executives of the Company. Mr. Carey employment agreement entitles him to receive bonuses in accordance with the Bonus Plan. See "Approval of Executive Bonus Plan."

     Mr. Carey may terminate his employment agreement only for "good reason," which includes the Company's' failure to perform its obligations under the agreement. The Company may terminate the agreement for "cause," which includes Mr. Carey's willful refusal to follow written orders of the Board of Directors, willful engagement in conduct materially injurious to the Company, dishonesty of a material nature, conviction of a felony involving moral turpitude, or continued failure to perform his required duties. If the Company terminates the agreement for cause or Mr. Carey terminates it without good reason, Mr. Carey's salary and benefits will be paid only through the date of termination. If the Company terminates the employment agreement other than for cause or if Mr. Carey terminates it for good reason, the Company will pay Mr. Carey his salary and benefits through the date of termination in a single lump sum payment and other amounts or benefits at the time such amounts would have been due.

     Pursuant to the agreement, Mr. Carey has agreed that during the term of employment, and for a one-year period following a termination of employment, he will not compete with the Company. In case his contract is terminated before August 1, 2004, the Company has agreed to pay Mr. Carey's salary for one year and to provide certain benefits for six months. The ownership by Mr. Carey of less than five percent of the outstanding stock of any corporation listed on a national securities exchange conducting any competitive business shall not be viewed as a violation of his agreement. For options granted to Mr. Carey as a member of the Board of Directors, see "--1997 Stock Incentive Plan."

     Neil Crook entered into three-year employment agreements with the Company and with Carey Agri as of February 7, 2000. Mr. Crook serves as the chief financial officer of both companies. He is paid a base salary of $114,840, $52,440 of which is paid by the Company and $ 48,000 of which is paid by Carey Agri and $14,400 of which is paid by other Polish subsidiaries. Mr. Crook was awarded 5,000 options for shares of Common Stock when he entered into his employment agreement, and the Company agreed to grant him another options for 10,000 shares on February 7, 2001 and options for 15,000 shares on February 7, 2002. The options are valid for 48 months after the grant date and become exercisable 12 month after the grant date. Mr. Crook is entitled to participate in other benefit plans and fringe benefits available to senior officers of the Company.

     Similar to Mr. Carey, Mr. Crook may terminate his employment agreements with the Company for "good reason." The Company and Carey Agri may terminate their respective employment agreements with Mr. Crook on 180 days' notice. The Company can also terminate its agreement with Mr. Crook if he is unable to perform his duties for a consecutive three-month period. Mr. Crook has entered into a non-competition agreement with the Company similar to Mr. Carey's.

     Jeffrey Peterson entered into an employment contract with the Company, which commenced on July 31, 1998 and was extended on July 31, 2001 to end on December 31, 2001. In 2001, Mr. Peterson was paid $39,000 by the Company for serving as its Vice Chairman and $36,000 by Carey Agri for serving on its Management Board. For options granted to Mr. Peterson as a member of the Board of Directors of the Company, see "--1997 Stock Incentive Plan."


1997 Stock Incentive Plan

     The Company's 1997 Stock Incentive Plan, as amended (the "Plan"), provides for the grant of incentive stock options within the meaning of Section 422 of the Code, non-qualified options, stock appreciation rights, restricted stock and restricted stock units to directors, executives and other employees of the Company and any of its subsidiaries or of any service provider, as defined, whose participation in the Plan is determined to be in the best interest of the Company. The Plan authorizes the issuance of up to 750,000 shares of Common Stock (subject to anti-dilution adjustments in the event of a stock split, recapitalization or similar transaction).

     The Board of Directors has the full power and authority to take all actions and to make all determinations required under the Plan, but has currently delegated that authority to its Compensation Committee, which has the authority to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the Plan. The Compensation Committee's interpretations of the Plan and its determinations pursuant to the Plan will be final and binding on all parties claiming an interest under the Plan. The Plan was adopted by the Board of Directors on November 27, 1997, which is the effective date of the Plan, and approved by the Company's stockholders in December 1997. The term of the Plan is ten years from its effective date, and no grants may be made under the Plan after that date.

     Automatic grants to purchase 1,500 shares of common stock are made to outside directors of the Company. These grants are made upon initial election to the board and on re-election. In addition, the Chairpersons of the Audit and the Compensation committees are granted annually options to purchase 3,000 shares, and each other committee member is granted annually options to purchase 500 shares. Further grants of options for 4,500 shares are made annually to the Chairman of the Board and grants of options for 2,500 shares annually to the Vice Chairman of the Board.

     The option exercise price for incentive stock options granted under the Plan may not be less than 100% of the fair market value of the Common Stock on the date before the granting of the option. Options may be exercised up to 10 years after grant, except as otherwise provided in the particular option agreement. Payment for shares purchased under the Plan shall be made in cash or cash equivalents. With respect to any participant who owns stock possessing more than 10% of the voting power of all classes of stock of the Company, however, the exercise price of any incentive stock option granted must equal at least 110% of the fair market value on the grant date and the maximum term of an incentive stock option must not exceed five years.

     The Plan also authorizes the grant of stock appreciation rights whereby the grantee of a stock option may receive payment from the Company of an amount equal to the excess of the fair market value of the shares of Common Stock subject to the option surrendered over the exercise price of such shares. A particular award agreement may permit payment by the Company either in shares of Common Stock, cash or a combination thereof.

     Options granted under the Plan are generally not transferable except that non-qualified options may, in certain circumstances, be transferred to family members of the grantee. If any optionee's employment with the Company or a service provider terminates by reason of death, options will fully vest and may be exercised within 24 months after such death. If the optionee's employment terminates by reason of disability, options will continue to vest and shall be exercisable to the extent vested for a period of one year after the termination of employment. If the optionee's employment terminates for any other reason, options not vested will terminate and vested options held by such optionee will terminate 90 days after such termination.

     The Plan also authorizes the grant of restricted stock or restricted stock units, which are rights to receive shares of Common Stock in the future. Both the restricted stock and restricted stock units will be subject to restrictions and risk of forfeiture. Such restriction may include not only a period of time of further employment or service to the Company or Carey Agri or a service provider but the satisfaction of individual or corporate performance objectives. Performance objectives may include, among others, the trading price of the shares of Common Stock, market share, sales, earnings per share and return on equity. Unless the particular award agreement states otherwise, the holders of restricted stock shall have the right to vote such shares of Common Stock and the right to receive any dividends declared and paid with respect to such stock, but the holders of restricted stock units shall have no such rights.

     If the grantee's employment with the Company or Carey Agri or a service provider terminates by reason of death, all restricted stock and restricted stock units granted under the Plan shall fully vest. If the grantee's employment terminates by reason of disability, the grantee's restricted stock or restricted stock units shall continue to vest for a period of one year. If the grantee's employment is terminated for any other reason, the restricted stock or restricted stock units shall be forfeited.

     In the event of the dissolution or liquidation of the Company or upon a merger, consolidation or reorganization of the Company in which the Company is not the surviving entity, or upon a sale of substantially all of the assets of the Company or upon any transaction (including one in which the Company is the surviving entity) approved by the Board of Directors that results in any person or entity owning eighty percent or more of the combined voting power of all classes of securities of the Company, outstanding restricted stock and restricted stock units shall vest and all options become immediately exercisable, within a stated period, unless provision is made in writing in connection with such transaction for the continuation of the Plan or the assumption or substitution of such options, restricted stock and restricted stock units.

     The Board of Directors may amend, suspend or terminate the Plan with respect to the shares of Common Stock as to which grants have not been made. However, the Company's stockholders must approve any amendment that would cause the Plan not to comply with the Code.

     Option Grants and Exercises. The following table sets forth information with respect to grants of stock options to the Company's two most highly compensated executive officers during the year ended December 31, 2001.

                       Option Grants in Last Fiscal Year

                                      Individual Grants
               ---------------------------------------------------------------
                                                                                           Potential      Realized
                             Percent of                                                          Value at
                               Total                                                            Assumed Annual
                 Number of     Options                                                          Rates of Stock
                Securities    Granted to                                                       Price Appreciation
                Underlying    Employees                                                         For Option Term
                 Options       in 2001       Exercise                       Expiration
Name             Granted    Fiscal Year       Price     Grant Date            Date              5%          10%
----           ----------   -----------      --------   ----------          ----------          --          ---
William  V.      10,000        17%             $4.00     4/23/01             4/23/11            $25,156   $63,750
-----------
 Carey
 -----
Neil Crook        5,000         9%             $4.00     4/23/01             4/23/11            $12,578   $31,875
----------


  Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
                                    Values

                                                                     Number of
                                                                 Shares Underlying                  Value of Unexercised
                           Number of                           Unexercised Options at              In-the-Money Options at
                        Shares Acquired                          December 31, 2001                 December 31, 2001($)(1)
                              on             Value             -----------------------             -----------------------
Name                       Exercise         Realized       Exercisable       Unexercisable      Exercisable     Unexercisable
----                    ---------------     --------       -----------       -------------      -----------     -------------
Named Executive
Officers as
  of December 31,
2001:
William V. Carey.....           --            --             62,500                 --            $383,688                --
Neil Crook...........           --            --             20,000                 --            $ 79,375                --

                              CERTAIN TRANSACTIONS

     The Company distributes Sutter Home wines in Poland. Mr. Richardson, a director of the Company, was Director of Sales and Marketing Europe of Sutter Home Winery, Inc. The total value of Sutter Home wines sold by the Company in 2001 was approximately $0.6 million.


                             SECURITY OWNERSHIP OF
                     PRINCIPAL STOCKHOLDERS AND MANAGEMENT


     The following table sets forth certain information regarding the beneficial ownership of the outstanding Common Stock as of March 8, 2002: (i) by each person who is known by the Company to beneficially own more than 5% of the common stock; (ii) by each director and nominee for director of the Company;
(iii) by each of the executive officers of the Company; and (iv) by all directors and executive officers of the Company as a group. All information in this section is given on the basis of outstanding securities plus securities deemed outstanding under Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Except as otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.


Name and Address of                      Amount and nature of        Percent of
Beneficial Owner                         Beneficial Ownership        Class
--------------------------------------------------------------------------------

William V. Carey (1)                          1,218,380                 27.1%
1602 Cottagewood Drive
Brandon, FL 33511

William V. Carey Stock Trust (1)                503,740                 11.2%
1602 Cottagewood Drive
Brandon, FL 33511

Jeffrey Peterson (2)                            641,240                 14.2%
1707 Waldemere Street
Sarasota, FL 34239

Neil Crook (3)                                   25,000                   *
Ul. Kajki 84/86
04-621 Warsaw

James T. Grossmann (4)                           24,000                   *
805 S. Fairfax Street
Alexandria, VA 22314

Jan W. Laskowski (5)                             18,000                   *
10/16 Marszatkowska m.6
00-102 Warsaw Poland

Joe M. Richardson (6)                            13,340                   *
Ul. Europejska 32A
Warsaw, Poland

Name and Address of                      Amount and nature of        Percent of
Beneficial Owner                         Beneficial Ownership        Class
--------------------------------------------------------------------------------
Evangelos Evangelou (7)                         45,200                   *
Ul Fosa 37B M.45
02-768 Warsaw, Poland

Tony Housh (8)                                  10,500                   *
Bracka 25
00-028 Warsaw, Poland

All Directors and Officers as a Group        1,995,660                  44.4%
(eight people)
--------------------------------------------------------------------------------

* Less than 1%
--------------
(1) Includes 714,640 shares beneficially owned by Mr. Carey (62,500 shares of common stock can be acquired upon the exercise of currently exercisable options or within 60 days as of March 8, 2002, and 59,400 shares held of record) and 503,740 shares held in the name of the William V. Carey Stock Trust. Mr. Carey is the beneficiary of the shares of the Common Stock held in the William V. Carey Stock Trust, and he will become the sole owner of these shares and may terminate the trust on December 11, 2005. Mr. Carey administers the trust, which includes the power to vote the securities held and make any investment decisions, with one other trustee, Remy Hermida, 1707 West Reynolds Street, Plant City, Florida 33567. The trust instrument permits one trustee to delegate any and all power, duties or directions to the other trustee, although this action has not been taken.

(2) Represents 33,000 shares of Common Stock that can be acquired upon the exercise of currently exercisable options and 14,000 shares held on record.

(3) Represents 20,000 shares of Common Stock that can be acquired upon the exercise of currently exercisable options and 5,000 shares held on record.

(4) Represents 23,000 shares of Common Stock that can be acquired upon the exercise of currently exercisable options and 1,000 shares held of record.

(5) Represents 18,000 shares of Common Stock that can be acquired upon exercising currently exercisable options.

(6) Represents 9,500 shares of Common Stock that can be acquired upon exercising currently exercisable options and 3,840 shares held of record.

(7) Represents 44,000 shares of Common Stock that can be acquired upon exercising currently exercisable options and 1,200 shares held on record.

(8) Represents 10,500 shares of Common Stock that can be acquired upon exercising currently exercisable options.

                            COMPARATIVE STOCK PRICES

The following chart sets forth comparative information regarding the Company's cumulative stockholder return on its common stock since its Initial Public Offering completed in July 1998. Total stockholder return is measured by dividing total dividends (assuming dividend reinvestment) plus share price change for a period by the share price at the beginning of the measurement period. The Company's cumulative stockholder return based on an investment of $100 at July 28, 1998, when the common stock was first traded on the NASDAQ market, at its closing price of $6.50 is compared to the cumulative total return of the CRSP Total Return Index for the NASDAQ Market (US and Foreign) and the NASDAQ Non-Financial Stocks Index, comprised of publicly traded companies which are principally in Non-Financial business during that same period.



      Comparison of the Fourteen Quarter periods Cumulative Total Return*
                      Among the Company, the NASDAQ Market
                        And NASDAQ Non-Financial Stocks


                             [GRAPH APPEARS HERE]

--------------------------------------------------------------------------------------------------------------------------------
                                               Jun-98      Sep-98      Dec-98       Mar-99       Jun-99      Sep-99     Dec-99
--------------------------------------------------------------------------------------------------------------------------------
CEDC                                           100         550         613           700         850         625         500
--------------------------------------------------------------------------------------------------------------------------------
CRSP Total Return Index for  the               100         551         715           802         878         897        1334
 Nasdaq Market (US & Foreign)
--------------------------------------------------------------------------------------------------------------------------------
Nasdaq Non-Financial Stocks                    100         552         730           830         906         940        1430
--------------------------------------------------------------------------------------------------------------------------------
                                               Mar-00      Jun-00      Sep-00        Dec-00      Mar-01      Jun-01     Sep-01
--------------------------------------------------------------------------------------------------------------------------------
CEDC                                           538         438         400           200         287         449         630
--------------------------------------------------------------------------------------------------------------------------------
CRSP Total Return Index for  the              1501        1301        1202           805         598         703         487
 Nasdaq Market (US & Foreign)
--------------------------------------------------------------------------------------------------------------------------------
Nasdaq Non-Financial Stocks                   1623        1403        1281           834         606         714         477
--------------------------------------------------------------------------------------------------------------------------------
                                              Dec-01
--------------------------------------------------------------------------------------------------------------------------------
CEDC                                          1238
--------------------------------------------------------------------------------------------------------------------------------
CRSP Total Return Index for the
  Nasdaq Market (US & Foreign)                 635
--------------------------------------------------------------------------------------------------------------------------------
 Nasdaq Non-Financial Stocks                   637
--------------------------------------------------------------------------------------------------------------------------------

.. $100 invested on July 28, 1998, including reinvestment of dividends. Fourteen-quarter periods ending December 31, 2001.

                        APPROVAL OF EXECUTIVE BONUS PLAN

                                  (Proposal 2)


     In 2001, the Board adopted an Executive Bonus Plan (the "Bonus Plan") designed to provide incentives to the Company's three most senior executives. The Bonus Plan is being submitted to the shareholders for their action pursuant to Nasdaq listing requirements.

Description of Bonus Plan

     Under the Bonus Plan, the bonus, when earned, is to be paid partly in cash and partly in options to acquire Common Stock. The size of the bonus relates to the amount of the Company's audited net earnings in a year (but not including deductions for interest payments, depreciation, amortization, foreign-exchange adjustments or tax payments) ("Adjusted Net") measured against two earnings thresholds adopted by the Board. For 2001, the lower threshold was $6.0 million and the upper threshold was $7.0 million. These thresholds will be set annually by the Board at its annual meeting following the Annual Meeting of shareholders. If Adjusted Net for a year is above the lower threshold, the bonus will amount to 2% of the Adjusted Net above the lower threshold. In addition, options for 10,000 shares of Common Stock of the Company will be granted to the Chief Executive Officer and options for 5,000 shares of Common Stock of the Company will be granted to each of the Chief Financial Officer and the Chief Operating Officer. If the Adjusted Net for a year is above the upper threshold, the bonus will consist of 2.5% of the Adjusted Net above the lower threshold and the grant of options will be for 12,500 shares of Common Stock to the Chief Executive Officer and the grant of options for 7,500 shares to each of the Chief Financial Officer and the Chief Operating Officer. Fifty percent of the cash bonus is to be paid to the Chief Executive Office and 25% to each of the Chief Financial Officer and the Chief Operating Officer. The Bonus Plan will terminate after payments have been made, if any, relating to the Company's audited net earnings in 2004.

     If one or both of the Adjusted Net thresholds are met for any year, the options required to be granted under the Bonus Plan will be granted to the senior executives at the Board's annual meeting held in the following year. These options will be granted pursuant to the terms and conditions of the Plan and will relate to shares of Company Common Stock reserved for issuance under the Plan. The exercise price of the options will be equal to the closing price of the Company's Common Stock on the day immediately preceding the date on which the options are granted at the Board's annual meeting. The options, which will be fully vested on the date of grant, may be exercised in whole or in part and will have a term of 10 years from the date of grant.

     The Bonus Plan was adopted by the Board to formalize the practice of the Board in granting options at its annual meeting to the most senior officers based on the previous year's financial results. Requiring that a certain number of options be granted based on such results, rather than leaving the decision to the Board's discretion, brings predictability to the process and, thus, the Board believes, better provides incentives to the executives who can most affect the Company's financial performance. The Board believes the number of options that may be granted is reasonable given the Board's past practices. The Board will seek to set the yearly financial targets at a level that the executives have a reasonable expectation of meeting or even exceeding, based on the yearly projection presented to the Board.

     Benefits under the Plan are not determinable for years 2002, 2003 and 2004. The table below shows the benefits that will be paid for 2001 if the Bonus Plan is approved by the Company shareholders. In 2001, the lower threshold of $6.0 million of Adjusted Net was exceeded.

                               New Plan Benefits

                        Plan Name:  Executive Bonus Plan

Name and Position                   Cash Bonus  Number of Options

William V. Carey                    $65,410     10,000
President and Chief Executive
Officer

Neil Crook                          $32,705      5,000
Chief Executive Officer

Evangelos Evangelou                 $32,705      5,000
Chief Operating Officer


All Executive Officers
as a Group (three persons)          $90,820     20,000


Federal Tax Consequences of the Issuance and Exercise of Options under the Bonus Plan

     Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of the Company's Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the "holding period requirement"). The Company will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

     For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

     If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Company will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to the Company's compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

     Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

     If the Company complies with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, the Company will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

     A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member's tax basis in the shares of Common Stock will be the fair market value of the shares of Common Stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee's estate for estate tax purposes.

Approval Requirement

     Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal 2.

     If the Bonus Plan is not adopted, it is the Board's intention to pay the cash element of the bonus, for which shareholder approval is not needed, and to award options to the senior executive officers and other employees as it deems in the best interests of the Company and its shareholders, in accordance with the purposes of the Plan, and consistent with its past practices.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.



                        RATIFICATION OF THE APPOINTMENT
                  OF THE COMPANY'S INDEPENDENT PUBLIC AUDITORS
                                  (Proposal 3)

     On March 2, 1993, the Company engaged the accounting firm of Ernst & Young Audit Sp. z o.o. as the Company's principal independent auditors.

     Stockholder ratification of Proposal 3 is not required by the Bylaws or otherwise. However, the Board of Directors is submitting Proposal 3 to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify Proposal 3, the Board of Directors will reconsider whether or not to retain Ernst & Young Audit Sp. z o.o. Even if Proposal 2 is ratified, the Board of Directors in its discretion may direct the appointment of a different independent accountant at any time during the year if the Board of Directors determines that such a change would be in the best interests of the Company and its stockholders.

     Representatives of Ernst & Young Audit Sp. z o.o. will not be present at the Annual Meeting.

     Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast at the Annual Meeting is required to approve Proposal 3.


           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Common Stock to file with the SEC initial reports of ownership of the Company's equity securities and to file subsequent reports when there are changes in such ownership. Officers, directors and beneficial owners of more than 10% of the Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Except as noted below, based solely on our review of the copies of such reports furnished to us by our directors and officers during and with respect to the year 2001 or upon written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were satisfied. Jan Laskowski and Jeffery Peterson inadvertently filed a late Form 4 in connection with one transaction each.


            SUBMISSION OF STOCKHOLDER PROPOSALS FOR ANNUAL MEETINGS

     Any proposal or proposals by a stockholder intended to be included in the Company's proxy statement and form of proxy relating to the 2003 annual meeting of stockholders must be received by the Company no later than December 1, 2002, pursuant to the proxy solicitation rules of the SEC. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2003 annual meeting of stockholders any stockholder proposal which may be omitted from the Company's proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

     Under the Company's Bylaws, to be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive office of the Company not less than 60 days and not more than 90 days prior to the meeting; provided, however, that in the event that less than 75 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15/th/ day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Since the first notice of the Annual Meeting has been given through this Proxy Statement, a stockholder's notice must be delivered to the Company no later than April 21, 2002.

     A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such business, (c) the class and number of shares of the Company's stock which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

             OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

     The Board of Directors of the Company does not know of any other matters to be presented for a vote at the Annual Meeting. If, however, any other matter should properly come before the Annual Meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with the directions of the Board, or in the absence of such Directors, in their own best judgment.

                                    By Order of the Board of Directors


                                    /s/ William V. Carey
                                    William V. Carey
                                    Chairman and Chief Executive Officer
Sarasota, Florida
April 1, 2002

A copy of the Annual Report to Stockholders for the fiscal year ended December 31, 2001 accompanies this Proxy Statement. The Company will provide copies of the exhibits to the Form 10-K upon payment of a reasonable fee, upon receipt of a request address to the Corporate Secretary, Central European Distribution Corporation, 1343 Main Ave., Suite 301, Sarasota, Florida 34236. This fee will be limited to the Company's reasonable expenses in providing the exhibits.

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Stockholders
                   CENTRAL EUROPEAN DISTRIBUTION CORPORATION

                                April 29, 2002


              .Please Detach and Mail in the Envelope Provided.

------------------------------------------------------------------------------------------------------------------------------------
A [X] Please mark
      votes as in
      this example.

       FOR all nominees               WITHHOLD              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MATTERS FOR AGAINST ABSTAIN
        listed at right              AUTHORITY              (1), (2) AND (3) LISTED BELOW.                       [_]   [_]     [_]
     (except as marked to         to vote for all                      2. To approve a new benefit plan for senior officers called
     the contrary below).    nominees listed at right.                    the Executive Bonus Plan.
                                                                                                                 FOR AGAINST ABSTAIN
  1. Election of six   [_]          [_]  Nominees  WILLIAM V. CAREY    3. To ratify the Board of Directors'      [_]   [_]     [_]
     (6) directors, to                             JAMES T. GROSSMANN     appointment of Ernst & Young Audit Sp.
     serve until the                               TONY HOUSH             z.o.o. as the Company's independent
     2003 Annual                                   JAN W. LASKOWSKI       public auditors for the year 2002.
     Meeting of Stockholders.                      JEFFREY K. PETERSON
                                                   JOE M. RICHARDSON
FOR, except withheld from the following                                4. To transact such other business as may properly come
nominee(s):                                                               before the Annual Meeting or any adjournment thereof.
_________________________________________
                                                                       This Proxy, which is solicited on behalf of the Board of
                                                                       directors, will be voted FOR the matters described in
                                                                       paragraph (1), (2) and (3) unless the shareholder specifies otherwise, (in which case it will be voted as specified).



SIGNATURE __________________________DATED____________________, 2002   SIGNATURE_______________________DATED_______________,2002
NOTE:  Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by president of other authorized officer.
       If a partnership, please sign in partnership name by authorized partner.

PROXY                                                                      PROXY
-----                                                                      -----

                   CENTRAL EUROPEAN DISTRIBUTION CORPORATION

                (Solicited on behalf of the Board of Directors)

     The undersigned holder of common stock of Central European Distribution Corporation revoking all proxies heretofore given, hereby constitutes and appoints William V. Carey and Jeffrey Peterson, and each of them Proxies, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of the said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Central European Distribution Corporation, to be held at the offices of Brean Murray & Co. Inc, 570 Lexington Avenue, 11th floor, New York, New York, Monday, April 29, 2002, at 10:00 a.m., local time, and at any adjournments thereof.

     The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

     Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the board of directors on any other matter which may properly come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR proposals 2 and 3.

           PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE